Exhibit 99.T3B

English translation ARTICLES OF ASSOCIATION for LBI hf. CHAPTER I Name of Company, Domicile and Purpose Art. 1 The Company is a limited-liability company with the name LBI. The Company is in winding-up proceedings in accordance with a Ruling of the Reykjavik District Court, as provided for in provisions of Chapter XII of the Act on Financial Undertakings, No. 161/2002, cf. the Act on Public Limited Companies, No. 2/1995, as applicable. According to the fourth paragraph of Art. 101 of the Act on Financial Undertakings, No. 161/2002, the Winding-up Board exercises the rights and obligations of the Company's Board of Directors and shareholders' meeting. References in these Articles of Association to the Company's Board of Directors or its shareholders' meeting apply to the Winding-up Board as it is comprised at any given time. Art. 2 The Company's domicile, headquarters and legal venue is Alfheimar 74, Reykjavik. Art.3 The Company is a financial undertaking in winding-up proceedings, as referred to in Art. 1 of these Articles of Association. The purpose of the Company is to pursue licensed activities of a financial undertaking, in accordance with its license and under the supervision of the Icelandic Financial Supervisory Authority, to the extent winding-up proceedings so require. The Company's purpose furthermore is to handle general asset administration in connection with claims, real estate, liquid assets, equities, commercial paper, guarantee rights and any other types of assets or rights belonging to the Company. It is also the Company's purpose to preserve, sell, lease and/or operate those assets and rights belonging to the Company, as well as pursuing lending activities and other operations as necessary in accordance with the statutory rules which apply to the winding-up proceedings in each instance. Regarding the Company's purpose in other respects, reference is made to Chapter XII of the Act on Financial Undertakings, No. 161/2002. CHAPTER II Share capital Art. 4 The share capital of the Company is ISK 11,192,754,087 — eleven billion one hundred ninety two million seven hundred fifty-four thousand eighty-seven Icelandic kronur. Its share capital is divided into shares with a value of ISK 1 or a multiple of this amount. Art. 5 1 A shareholders' meeting can decide on an increase in share capital, either by subscription for new shares or by issuing bonus shares. Only a shareholders' meeting can take a decision to reduce share capital. Art. 6 The Company's Board of Directors shall keep a register of shares as provided for by law, which shall list: 1) the date of issue of shares, 2) the nominal value and number of each share and 3) to whom the share was issued, as well as any subsequent change of ownership, the address and Id. No. of the shareholder. Furthermore, the date of change of ownership and of registration shall be listed. The register of shares shall be kept at the Company's offices and be accessible to all shareholders to acquaint themselves with it. Art. 7 Shares in the Company may be sold or pledged, unless otherwise provided for by law. Changes in share ownership, whether resulting from a sale, gift, inheritance, estate settlement or execution, must always be notified to the Company's office as soon as effected; the register of shares shall be revised accordingly. A party acquiring shares in the Company may not exercise his/her rights as a shareholder unless his/her name has been entered in the register of shares or he/she has given notification and proof of ownership of the shares. The shareholders' register shall be regarded as valid proof of ownership rights to shares towards the Company and any bonus shares and meeting announcements, as well as all notifications, shall be sent to the party currently recorded in the shareholders' register as the owner of the respective shares. Dividends shall be paid to those parties registered in the shareholders' register at the end of the day of the AGM, unless the Company is notified of the assignment of the dividend upon the transfer of shares. The Company shall bear no responsibility for payments or notifications which may go astray as a result of failure to notify it of changes in ownership or residence. De-materialised share certificates registered in a central securities depository may be issued, as provided for in the Act on Electronic Registration of Title to Securities. Art. 8 No privileges are conferred by any shares in the Company. Shareholders are not subject to redemption of their shares. Art. 9 All shareholders are required, without special obligation, to comply with the provisions of these Articles as they now stand or as subsequently amended in lawful manner. Shareholders bear no responsibility for the obligations of the Company above and beyond their holding. CHAPTER III Shareholders' meeting Art. 10 The Company's shareholders' meeting is the supreme authority in its affairs. All shareholders, their proxies and advisors, the Company's auditor and CEO are entitled to attend a shareholders' meeting. 2 Shareholders may appoint a proxy to attend a shareholders' meeting on their behalf. A proxy must present a written and dated power of attorney. A shareholder may attend a shareholders' meeting together with an advisor. An advisor does not have the right to address a shareholders' meeting, make motions or vote. The Company's auditor and CEO shall have full rights to speak and make motions at shareholders' meetings, despite not being shareholders. The Board of Directors may invite experts to specific meetings, if their opinions or assistance is to be sought. Art. 11 An annual general meeting (AGM) shall be held before the end of April each year. The AGM must be convened with an advertisement on the radio and in daily newspapers, or by other verifiable means, with at least one week's and no more than four weeks' notice. The agenda of the meeting shall be specified in the announcement. An AGM is legally constituted if lawfully convened, regardless of how many persons attend it. Art.12 The following items shall be dealt with at the AGM: 1.a report from the Board of Directors on Company activities during the past operating year; 2.annual financial statements for the past operating year, together with a report from the auditor, submitted for approval; 3.a decision on the payment of a dividend and the treatment of profit or loss during the past financial year; 4.a proposal from the Board of Directors on a remuneration policy submitted to the meeting for approval; 5.motions for amendments to the Articles of Association, if any have been received; 6.elections to the Board of Directors; 7.election of auditor; 8.a decision on compensation to Directors for the coming term; 9.any other business. Election of the Board of Directors shall be carried out in accordance with the relevant provisions of the Public Limited Companies Act, currently Art. 63 of Act No. 2/1995. Art. 13 Extraordinary general meetings shall be held whenever the Board of Directors deems necessary, in accordance with a resolution on a meeting or if the elected auditor or shareholders controlling at least 1/10 of share capital demand such in writing, stating the object of the meeting; in such case an extraordinary general meeting shall be called within 14 days of receipt of the demand by the Board of Directors. An extraordinary general meeting must be called with at least one week's and no more than four weeks' notice. If all shareholders, or their proxies, attend they may grant an exemption from this provision. An extraordinary general meeting must be convened with an advertisement on the radio and in daily newspapers, or by other verifiable means. The same 3 rules shall apply regarding a legally constituted extraordinary general meeting as apply for the AGM, cf. the third paragraph of Art. 11. Art. 14 Every shareholder shall be entitled to have a specific issue dealt with at a shareholders' meeting, if he/she submits a written request for such to the Company's Board of Directors no later than five working days prior to the commencement of the meeting. The meeting announcement must state the business to be dealt with at the shareholders' meeting. At least one week prior to a shareholders' meeting, the agenda, final motions submitted, as well as the year's annual financial statements and report of the auditor, in the case of an AGM, must be available at the Company's office for inspection by shareholders and at the same time shall be sent to every registered shareholder who so requests. Art. 15 Each ISK 1 in share capital conveys one vote at shareholders' meetings. The majority of votes shall determine the outcome at shareholders' meetings, unless otherwise provided for by these Articles or national law. In the case of a tie vote, the outcome shall be decided by lot. Voting shall be carried out using ballots if so demanded by any person attending the meeting eligible to vote. The agreement of all shareholders must be obtained in order to: 1.oblige shareholders to contribute capital or anything else for Company purposes in excess of their obligations; 2.to oblige shareholders to be subject to redemption of their shares, in part or in full, in excess of what is provided for by national law, unless the Company is wound up or its share capital lawfully written down; 3.to alter the purpose of the Company to a substantial extent; 4.to alter the provisions of the Articles of Association on voting rights or equal rights of shareholders. CHAPTER IV The Company's Board of Directors Art.16 The Company's Board of Directors, as provided for in these Articles of Association, shall consist of five persons, elected at the annual general meeting for a one-year term. Five alternates shall also be elected. Statutory provisions shall apply concerning eligibility of Directors. Election to the Board of Directors shall generally be by ballot if more persons are nominated than are to be elected. The Board elects a Chairman from among the Directors and divides responsibility for other tasks between Directors. The Board of Directors may entrust the Chairman with certain tasks on behalf of the Company. Art. 17 The Chairman of the Board shall convene and direct Board meetings. Meetings shall be held when the Chairman deems necessary. In addition, the Chairman must call a meeting of the Board of Directors at the request of a Director or the CEO. Board meetings shall be convened with at least 24 hours' notice. A meeting of the Board of Directors is legally constituted if a majority of the Directors or their alternates is present. Questions shall be decided by a majority of votes. In the case of a tie vote, the Chairman shall cast the deciding vote. The Board of Directors must keep minutes of the proceedings of Board meetings and endorse 4 them with their signatures. Any person entitled to attend a Board meeting may demand that his/her comments and dissenting opinion are recorded in the minutes. Art. 18 The tasks and responsibilities of the Board of Directors are provided for in of Chapter XII of the Act on Financial Undertakings, No. 161/2002, cf. also various provisions of Act No. 21/1991, on Bankruptcy etc., as referred to in Chapter XII of Act No. 161/2002, on the work of administrators, as well as provisions of the Act on Public Limited Companies, No. 2/1995 as applicable. Art. 19 The Board of Directors may entrust one or more managing directors to carry out the daily management of the Company in full or in part, on its responsibility, to the extent authorised by law. The managing director shall ensure that the Company's operations comply with law, these Articles of Association and decisions of the Board of Directors at any given time. The managing director shall furthermore take care that he/she fulfils all the specific or general statutory conditions which may apply to his/her position. CHAPTER V Accounts and auditing Art. 20 The Company's financial year shall be the calendar year. Its annual financial statements must be audited by an auditing firm. The auditing firm shall be elected at the Company's AGM for a one-year term. CHAPTER VI Miscellaneous provisions Art. 21 Any aspects not provided for in these Articles of Association shall be governed by provisions of the Act on Financial Undertakings, the Act on Public Limited Companies, the Act on Annual Financial Statements and other statutory provisions as applicable. Art. 22 These Articles of Association were adopted by the Company's Winding-up Board at a meeting on 3 January 2013. Previous Articles of Association of the Company are invalid as of the same date. In confirmation thereof, on the Winding-up Board of LBI hf. I hereby certify this to be a true and fair translation of the original Icelandic document: 5